Exhibit 10.1

EMPLOYMENT AGREEMENT	DIENSTVERTRAG

dated 20 October 2005 (hereinafter referred

to as the “Agreement”)

made by and between

Mercer Pulp Sales GmbH

Charlottenstrasse 59

10117 Berlin

(hereinafter referred to as the “company”)

and

Mr. David Cooper

(hereinafter referred to as “managing director”)

§ 1

Functions and Responsibilities

1.

Mr. Cooper, who was first hired effective June 6, 2005, by the company’s mother company, Mercer International Inc., as Vice President, Pulp Sales & Marketing Europe, has been appointed managing director (“Geschäftsführer”) of the company on October 20, 2005.

In such capacity he is responsible for the representation of the company to third parties

The company may assign the managing director to positions with affiliates of the company which positions the managing director agrees to fill out without additional compensation.

2.

The managing director shall manage the company’s business in accordance with applicable law, the articles of association of the company and the directives of the shareholders.

zwischen

Mercer Pulp Sales GmbH

Charlottenstrasse 59

10117 Berlin

(im folgenden auch „Gesellschaft“)

und

Herrn David Cooper

(im folgenden auch als „Geschäftsführer“ bezeichnet)

§ 1

Geschäftsführertätigkeit

1.

Herr Cooper, der am 6. Juni 2005 von der Muttergesellschaft der Gesellschaft, der Mercer International Inc., als Vice-President, Pulp Sales & Marketing Europe, eingestellt wurde, ist seit 20. Oktober 2005 zum Geschäftsführer der Gesellschaft berufen worden.

Als Geschäftsführer obliegt ihm die Vertretung der Gesellschaft nach außen.

Die Gesellschaft kann dem Geschäftsführer auch die Geschäftsführung von verbundenen Unternehmen übertragen, ohne daß hierfür ein gesondertes Gehalt gezahlt wird.

2.

Der Geschäftsführer führt die Geschäfte der Gesellschaft nach Maßgabe der gesetzlichen Bestimmungen, der Satzung der Gesellschaft sowie der Anweisungen der Gesellschafterversammlung.

3.

The managing director shall report to the President, Chief Executive Officer and Chairman of Mercer International.

4.

The managing director’s office location is the domicile of the company.

§ 2

Term of Agreement

1.

This agreement is effective from 1 November 2005 and replaces all earlier agreements between the parties.

2.

This agreement is entered into for indefinite time.

3.

This agreement may be terminated by the Company by giving six (6) months notice and by the managing director by giving three (3) months notice unless the termination is due to serious breach of this contract or illegal actions in which cases no notice period is required. The termination notice for termination of this agreement has to be in writing.

4.

If termination notice is given with respect to this agreement, no matter by which party, the company is entitled to suspend the managing director’s obligation to perform services for the company until the actual termination date or may, for the transitory period until the actual termination date, assign the managing director to other positions with the company or its affiliates.

5.

This agreement shall terminate without expressed termination notice at the end of the month in which the managing director completes his 65th year of life.

3.

Der Geschäftsführer berichtet an den Vorstandsvorsitzenden von Mercer International.

4.

Dienstort des Geschäftsführers ist der Sitz der Gesellschaft.

§ 2

Vertragsdauer

1.

Dieser Vertrag tritt mit dem 1. November 2005 in Kraft und ersetzt alle früheren Vereinbarungen zwischen den Parteien.

2.

Dieser Vertrag wird auf unbestimmte Zeit geschlossen.

3.

Dieser Vertrag kann von Seiten der Gesellschaft mit einer Frist von sechs (6) Monaten und von Seiten der Geschäftsführers mit drei (3) Monaten Frist gekündigt werden, wenn nicht die Kündigung auf einen erheblichen Verstoß gegen diesen Vertrag oder rechtswidrige Handlungen zurückzuführen ist, in welchen Fällen keine Kündigungsfrist erforderlich ist. Die Kündigung dieses Vertrages bedarf der Schriftform.

4.

Ist die Kündigung dieses Vertrages ausgesprochen, gleich durch welchen Partner, ist die Gesellschaft befugt, den Geschäftsführer von seiner Verpflichtung zur Arbeitsleistung für die Gesellschaft bis zu der tatsächlichen Vertragsbeendigung freizustellen oder dem Geschäftsführer für die Übergangszeit bis zur tatsächlichen Vertragsbeendigung eine andere, vergleichbare Position in der Gesellschaft zuzuweisen.

5.

Dieser Vertrag endet ohne Kündigung mit Ablauf des Monats, in dem der Geschäftsführer sein 65. Lebensjahr vollendet.

6.

The appointment of the managing director as managing director may, at any time and without notice, be revoked by shareholder resolution. The revocation shall be deemed termination of this agreement effective at the earliest legally possible date.

§ 3

Compensation

1.

The managing director shall as compensation for his services receive an annual gross salary of EUR 150.000 (in words: one hundred and fifty thousand Euro). The annual salary shall be paid in twelve equal instalments at the end of each calendar month under withholding of applicable tax and social security deductions.

The salary is being reviewed annually.

2.

Additionally the managing director is entitled to an annual bonus payment, which will be based one-third on Company performance, one-third on specific objectives and one-third on subjective objectives, including leadership and communication skills.

The bonus is paid in arrear at the beginning of the following year. In case of termination of the employment contract within the year, the bonus is paid pro rata.

§ 4

Compensation in Case of Incapacitation

1.

In case of temporary incapacitation of the managing director caused by illness or another reason for which the managing director is not responsible, statutory law is applicable for the continuation of compensation payments.

6.

Die Bestellung des Geschäftsführers kann von der Gesellschafterversammlung jederzeit widerrufen werden. Die Abberufung als Geschäftsführer gilt als Kündigung dieses Anstellungsvertrages zum nächstmöglichen Termin.

§ 3

Bezüge

1.

Der Geschäftsführer erhält als Vergütung für seine Tätigkeit ein Jahresgehalt von EUR 150.000 (in Worten: Euro einhundertfünfzigtausend) brutto. Das Jahresgehalt wird in zwölf (12) gleichen Raten am Ende eines jeden Kalendermonats gezahlt unter Einbehaltung der gesetzlichen Abzüge.

Das Gehalt wird jährlich überprüft.

2.

Der Geschäftsführer erhält darüber hinaus eine Jahresbonus, der zu einem Drittel in Abhängigkeit vom Jahresergebnis der Gesellschaft zu einem Drittel nach specifischen Zielen, und zu einem Dirttel nach subjektiven Kriterien, einschließlich Führungs-und Kommunikationsverhalten Festgelegt wird. Der Bonus wird zu Beginn des Folgejahrs ausgezahlt. Bei unterjährigem Ausscheiden erfolgt die Zahlung zeitanteilig.

§ 4

Bezüge bei Krankheit

1.

Im Falle vorübergehender Arbeitsunfähigkeit des Geschäftsführers, die durch Krankheit oder einen anderen vom Geschäftsführer nicht zu vertretenden Grund eintritt, gilt für die Gehaltsfortzahlung die gesetzliche Regelung.

2.

The Managing Director will become a member of Mercer’s Employee Benefits Program. Such benefits include:

Extended Health Plan

Dental Plan

Vision Care Plan

§ 5

Vacation

The managing director is entitled to an annual vacation of thirty (30) working days (one week = five working days).

§ 6

Other Benefits

1.

The managing director shall, for the performance of his function under this Agreement, be provided with a company car which he may also use for personal purposes. All costs arising in connection with the use of the vehicle, including costs of a replacement vehicle, are borne by the company. The income tax on the monetary advantage of the private use shall be paid by the managing director.

2.

The Managing Director will receive 30.000 Mercer stock option grants and will be eligible for future stock grants under Mercer’s Option and Restricted Stock Grant Plan.

3.

Mercer International Inc. is in the process of reviewing its pension program. The intention is to move towards a defined contribution program for members of the management and Mr. Coper as Managing Director or a subsidiary will be eligible to fully participate in this scheme.

2.

Der Geschäftsführer wird Begünstigter des Mercer Zuwendungsprogramms für Mitarbeiter. Diese Zuwendungen schließen ein:

Erweiterter Gesundheitsplan

Zahnfürsorge

Augen-Plan

Eine detaillierte Zusammerstellung erhalten Sie in der Anlage

§ 5

Urlaub

Der Geschäftsführer hat Anspruch auf einen Jahresurlaub von 30 Arbeitstagen (eine Woche = fünf Arbeitstage).

§ 6

Sonstige Leistungen

1.

Dem Geschäftsführer wird für seine Tätigkeit im Rahmen dieses Vertrages ein Firmenwagen zur Verfügung gestellt, der auch zu persönlichen Zwecken benutzt werden darf. Alle im Zusammenhang mit der Nutzung des Fahrzeugs entstehenden Kosten, auch die Kosten eines Ersatzfahrzeugs, trägt die Gesellschaft. Steuern auf die private Nutzung des Fahrzeugs trägt der Geschäftsführer.

2.

Der Geschäftsführer erhält 30.000 Mercer Aktienoptionen und nimmt an Mercer’s Options- und beschränktem Aktienplan teil.

3.

Mercer International Inc. aktualisiert gegenwärtig ihren Pensionplan Für Mitglieder der Managements wird es ein Pensionsprogramm mit definierten Beiträgen geben. Herr Cooper als Geschäftsführer einer Tochtergesellschaft gehört zum kreis der uneingeschränkt Berechtigsten.

§ 7

Additional Employment, Non-Competition Clause

1.

The managing director shall devote his full attention and time, as well as professional knowledge and experience, exclusively to the company. The acceptance of any compensated or non-compensated additional employment as well as of the service on supervisory or advisory boards or similar positions is subject to the prior written consent of the shareholder’s meeting.

2.

During the time of his employment with the company the managing director shall not engage, directly or indirectly, in any venture, business or enterprise which competes with the company or with which the company maintains relations.

§ 8

Confidentiality

The managing director agrees that he will keep all affairs of the company absolutely confidential to third parties. This obligation shall survive the termination of the services for the company.

§ 9

Records

and other Company Property

When leaving the service of the company, or after being suspended from his obligation to render services pursuant to § 2 subparagraph 4, the managing director agrees to return to the Company any and all documents, correspondence, records, drafts and the like which concern Company matters and which are still in his possession. The managing director is not entitled to exercise a right of retention with respect to such records and objects.

§ 7

Nebentätigkeiten, Wettbewerbsverbot

1.

Der Geschäftsführer wird seine ganze Arbeitskraft und Zeit sowie alle seine fachlichen Kenntnisse und Erfahrungen ausschließlich der Gesellschaft widmen. Die Übernahme einer entgeltlichen oder unentgeltlichen Nebentätigkeit sowie von Aufsichtsrats-, Beirats- oder ähnlichen Mandaten bedarf der vorherigen schriftlichen Zustimmung der Gesellschafterversammlung.

2.

Während der Dauer dieses Vertrages wird sich der Geschäftsführer an Unternehmen, die mit der Gesellschaft in Wettbewerb stehen oder mit denen die Gesellschaft Geschäftsverbindungen unterhält, weder mittelbar noch unmittelbar beteiligen.

§ 8

Geheimhaltung

Der Geschäftsführer ist verpflichtet, gegenüber Dritten über alle Angelegenheiten der Gesellschaft strengstes Stillschweigen zu bewahren. Diese Verpflichtung besteht auch nach einem Ausscheiden aus den Diensten der Gesellschaft.

§ 9

Aufzeichnungen und andere Gegenstände im Gesellschaftseigentum

Bei seinem Ausscheiden aus den Diensten der Gesellschaft oder nach seiner Entbindung von der Verpflichtung zur Arbeitsleistung nach § 2 Abs. 4 ist der Geschäftsführer verpflichtet, sämtliche Schriftstücke, Korrespondenzen, Aufzeichnungen, Entwürfe und dergleichen, die Angelegenheiten der Gesellschaft betreffen, und die sich noch in seinem Besitz befinden, unverzüglich an die Gesellschaft zu übergeben. Der Geschäftsführer ist nicht berechtigt, an derartigen Unterlagen und Gegenständen ein Zurückbehaltungsrecht auszuüben.

§ 10

Final Provisions

1.

Amendments and additions to this Agreement, including this provision, must be in writing. There are no oral side agreements to this Agreement. This Agreement supersedes all earlier agreements.

2.

Should any provision of this Agreement become wholly or in part invalid, the remaining parts of this Agreement shall not be affected. The invalid provision shall be replaced in such case by such valid provision which comes as close as possible to the economic intent of the parties.

Managing Director

For the Company: Mercer International Inc.

Shareholder

§ 10

Schlußbestimmungen

1.

Änderungen und Ergänzungen dieses Vertrages einschließlich dieser Klausel bedürfen der Schriftform. Mündliche Nebenabreden sind nicht getroffen. Mit diesem Vertrag sind alle früher getroffenen Absprachen und Vereinbarungen hinfällig.

2.

Sollte eine Bestimmung dieses Vertrages ungültig sein oder werden, so wird dadurch die Rechtswirksamkeit der übrigen Bestimmungen nicht berührt. Die ungültige Bestimmung wird in einem solchen Fall durch die wirksame Bestimmung ersetzt, die dem von den Parteien geplanten wirtschaftlichen Erfolg so nahe wie möglich kommt.

Geschäftsführer

Für die Gesellschaft: Mercer International Inc. (Gesellschafter)